Exhibit 99.1

Speedway Motorsports Reports Results for Fourth Quarter and Year Ended December 31, 2009 and Provides Full Year 2010 Guidance

CONTACT:	Speedway Motorsports, Inc.
Janet Kirkley, 704-532-3318

Contact: Janet Kirkley, 704-532-3318 —For Immediate Release—

Speedway Motorsports Reports Results for Fourth Quarter and

Year Ended December 31, 2009 and Provides Full Year 2010 Guidance

CONCORD, NC (March 10, 2010) – Speedway Motorsports, Inc. (SMI) (NYSE:TRK) today reported total revenues of $90.5 million and adjusted non-GAAP income from continuing operations of $4.5 million or $0.11 per diluted share for the fourth quarter 2009. Full year 2009 results included total revenues of $550.5 million and adjusted non-GAAP income from continuing operations of $74.9 million or $1.76 per diluted share.

The adjusted non-GAAP results exclude equity investee losses for Motorsports Authentics, the Company’s merchandising joint venture with International Speedway Corporation, and certain impairment charges which are further discussed and reconciled with comparable GAAP amounts below. For the fourth quarter and full year 2009, loss from continuing operations, which includes these items, was $14.6 million and $6.2 million, or $0.34 and $0.14 per diluted share, respectively. The decreased operating results for 2009 are largely attributable to equity investee losses for Motorsports Authentics as further described below.

Fourth quarter and full year 2009 results as compared to 2008 results were also impacted by, among other factors, the following:

•	ongoing effects of challenging economic conditions;

•	Atlanta Motor Speedway held one NASCAR Sprint Cup Series racing event in the fourth quarter 2008 that was held in this year’s third quarter;

•

Kentucky Speedway, purchased in December 2008, held one NASCAR Nationwide, one NASCAR Camping World Truck and one IRL Series racing event in 2009 (prior to the fourth quarter), along with incurring associated overhead and interest expenses;

•	impairment charges on intangible assets associated with certain promotional contracts; and

•	discontinuation of oil and gas operations in the fourth quarter 2008 and reclassification of prior year results.

Fourth Quarter Comparison

•	total revenues were $90.5 million in 2009 compared to $130.6 million in 2008;

•	after tax equity investee losses were $14.6 million or $0.35 per diluted share in 2009 compared to $3.2 million or $0.07 per diluted share in 2008;

•	after tax impairment charges on intangible assets were $4.4 million or $0.10 per diluted share in 2009;

•	loss from continuing operations was $14.6 million or $0.34 per diluted share in 2009 compared to income from continuing operations of $18.1 million or $0.42 per diluted share in 2008;

•	after tax losses from discontinued operation were $628,000 or $0.02 per diluted share in 2009 compared to $23.0 million or $0.53 per diluted share in 2008; and

•	net loss was $15.2 million or $0.36 per diluted share in 2009 compared to $4.9 million or $0.11 per diluted share in 2008.

Full Year Comparison

•	total revenues were $550.5 million in 2009 compared to $611.0 million in 2008;

•	after tax equity investee losses were $76.7 million or $1.80 per diluted share in 2009 compared to after tax equity investee earnings of $1.6 million or $0.04 per diluted share in 2008;

•	after tax impairment charges on intangible assets were $4.4 million or $0.10 per diluted share in 2009;

•	loss from continuing operations was $6.2 million or $0.14 per diluted share in 2009 compared to income from continuing operations of $105.9 million or $2.44 per diluted share in 2008;

•	after tax losses from discontinued operation were $4.1 million or $0.10 per diluted share in 2009 compared to $25.9 million or $0.60 per diluted share in 2008; and

•	net loss was $10.3 million or $0.24 per diluted share in 2009 compared to net income of $80.0 million or $1.84 per diluted share in 2008.

SMI believes admissions and many event related and other operating 2009 revenue categories were negatively impacted by declines in consumer and corporate spending from the ongoing impact of weak economic conditions, including difficult credit and housing markets, and poor weather surrounding certain NASCAR racing events in the second quarter. Also, reduced admission revenues reflect significantly lower average ticket prices from special promotions and reduced ticket prices at NASCAR-sanctioned racing events held in 2009 as compared to 2008. In 2010, SMI is again reducing many ticket prices and continues to utilize innovative promotional campaigns to help foster fan support and mitigate near-term ticket sales weakness.

Motorsports Authentics, 2009 Impairment Charges and 2008 Discontinued Operations

The non-GAAP financial information presented herein reflects the following:

•

The Company’s 2009 operating results were significantly impacted by losses attributable to Motorsports Authentics (MA), particularly impairment charges of approximately $18.9 million for the fourth quarter and $74.5 million for the full year (with no income tax benefit). These impairment charges reduced the Company’s carrying value of this equity investment to $0 as of December 31, 2009, reflecting uncertainty about the severity and length of the recession, MA’s ongoing operating challenges and ability to compete successfully and profitably in certain product channels, and MA’s ability to achieve previously contemplated future business initiatives. MA’s 2009 operating results were also negatively impacted by reduced discretionary spending from recessionary conditions and decreased attendance at motorsports racing events.

The Company, and equal co-owner International Speedway Corporation, continue to explore various business strategies that allow MA reasonable future opportunities to operate profitably. MA is attempting to renegotiate essentially all present significant NASCAR-related merchandising license agreements, and continues to implement process improvements, cost reduction initiatives, improved inventory risk management, and streamline operations. However, should such license negotiations not be successful, MA’s business and its ability to continue operating could be severely impacted, and MA could ultimately pursue bankruptcy.

•	Impairment of intangible assets in 2009 relates to non-cash charges on intangible assets associated with recent potentially unfavorable developments for certain promotional contracts.

•

The Company discontinued its oil and gas operations in the fourth quarter 2008 primarily because of ongoing challenges and business risks in conducting these activities in foreign countries. The related results for all periods presented are reclassified as discontinued operations, and fourth quarter and full year 2008 results include an impairment charge on associated consolidated foreign investments.

Non-GAAP Financial Information and Reconciliation

Income from continuing operations, and diluted earnings per share from continuing operations, before equity investee earnings or losses and other adjustment as set forth below, are non-GAAP (other than generally accepted accounting principles) financial measures presented as supplemental disclosures to income (loss) from continuing operations and diluted earnings (loss) per share from continuing operations. The following schedule reconciles those non-GAAP financial measures to their most directly comparable information presented using GAAP. Management believes such non-GAAP information is useful and meaningful to investors and helps in understanding, using and comparing the Company’s results of operations separate from equity investees and non-recurring transactions that are not reflective of ongoing operating results for the periods presented. Management uses the non-GAAP information to assess the Company’s operations for the periods presented, analyze performance trends and make decisions regarding future operations because it believes this separate information better reflects ongoing operating results. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as alternatives to net income (loss), diluted earnings (loss) per share, or income (loss) and diluted earnings (loss) per share from continuing operations, determined in accordance with GAAP.

	Three Months Ended December 31:		Twelve Months Ended December 31:
	2009	2008	2009	2008
	(in thousands, except per share amounts)

Consolidated net income (loss) using GAAP	$(15,182)	$(4,885)	$(10,303)	$80,040
Loss from discontinued operation	628	22,964	4,145	25,863

Consolidated income (loss) from continuing operations	(14,554)	18,079	(6,158)	105,903
Equity investee losses (earnings)	14,621	3,196	76,657	(1,572)

Consolidated income from continuing operations excluding equity investee losses (earnings)	67	21,275	70,499	104,331
Non-GAAP adjustment, impairment of intangible assets	4,407	—	4,407	—

Non-GAAP income from continuing operations	$4,474	$21,275	$74,906	$104,331

Consolidated diluted earnings (loss) per share using GAAP	$(0.36)	$(0.11)	$(0.24)	$1.84
Discontinued operation	0.02	0.53	0.10	0.60

Consolidated diluted earnings (loss) per share from continuing operations	(0.34)	0.42	(0.14)	2.44
Equity investee losses (earnings)	0.35	0.07	1.80	(0.04)

Diluted earnings per share from continuing operations excluding equity investee losses (earnings)	0.01	0.49	1.66	2.40
Non-GAAP adjustment, impairment of intangible assets	0.10	—	0.10	—

Non-GAAP diluted earnings per share from continuing operations	$0.11	$0.49	$1.76	$2.40

Significant 2009 Fourth Quarter Racing Events

•	Charlotte Motor Speedway - Saturday night NASCAR Banking 500 only from Bank of America Sprint Cup and Friday night Dollar General 300 Nationwide Series racing events;

•	Texas Motor Speedway - NASCAR Dickies 500 Sprint Cup, O’Reilly Challenge Nationwide, and WinStar World Casino 350 Camping World Truck Series racing events; and

•	The Strip at Las Vegas Motor Speedway - NHRA Las Vegas Nationals.

2010 Earnings Guidance

The Company estimates 2010 total revenues of $500-533 million, after tax income from continuing operations of $42-59 million, depreciation and interest of $102-110 million, and diluted earnings per share from continuing operations of $1.00-1.40, assuming current industry trends continue, and excluding Motorsports Authentics joint venture results, capital expenditures exceeding current plans, further impact of uncertain and unprecedented credit and economic conditions, poor weather surrounding our events or other unforeseen factors. The estimated total capital expenditures in 2010 are approximately $40-50 million. The wide range of earnings guidance reflects ongoing weak economic conditions and uncertainty regarding economic recovery.

Under equity method accounting, the Company will no longer record its 50% share of future MA operating losses, if any, unless and until this carrying value is increased from additional investments in MA or to the extent of future MA operating profits, if any. Recognition of potential losses under contingent guarantees could be required if Company funding became probable and estimable.

Stock Repurchase Program and Dividends

During the full year 2009, the Company repurchased 887,000 shares of common stock for approximately $12.6 million under its previously announced stock repurchase program. In December 2009, the Company’s Board of Directors authorized SMI to repurchase up to an additional one million shares of outstanding common stock, for a program aggregate of four million shares, under the same terms and conditions as previous share repurchase authorizations. As of December 31, 2009, the total number of shares available for future repurchase under the program, as currently authorized, is 1,355,000.

On February 16, 2010, the Company’s Board of Directors declared a quarterly cash dividend of $0.10 per share of common stock, aggregating approximately $4.2 million, payable on March 15, 2010 to shareholders of record as of March 1, 2010. The Board of Directors plans to continue to evaluate cash dividends on a quarterly basis in the future.

Comments

“Like many companies, the unprecedented tough economic conditions severely impacted our results for 2009 and are continuing for 2010. Our 2009 results reflect lower ticket prices which comprised the bulk of the decline in admissions revenue for NASCAR-sanctioned racing events. In 2010, we are reducing many ticket prices to mitigate near-term ticket demand weakness. However, we believe recent renewed interest from prospective corporate partners and other customers is an optimistic sign that an improvement in the economy has begun,” stated Marcus G. Smith, Chief Operating Officer and President of Speedway Motorsports. “SMI’s solid business model is seasonal and event based, resulting in relatively long revenue cycles because of the nature of many sponsorships and other corporate marketing commitments. While disappointed with Motorsports Authentics’ operations and outlook, the sizable 2009 charges eliminated our carrying value for this equity investment and substantially reduced our exposure to further loss recognition. After a likely challenging fiscal 2010, we believe SMI’s longer-term outlook is strong. Many of our NASCAR Sprint Cup, Nationwide and Camping World Truck event sponsorships for 2010 and beyond are already sold, and SMI has significant multiyear contracted revenue and cash flow streams, including NASCAR broadcasting, corporate marketing arrangements and other long-term committed uses of our speedway facilities. We believe our results position us favorably relative to other destination-based entertainment and industry peers, and demonstrate that our core fan and corporate customer interest remains strong for SMI’s premier venues.

“We had almost 4.0 million fans attend SMI’s racing events in 2009. This SMI loyal fan base, along with the NASCAR Sprint Cup Series continuing as the number two sport on television, and the NASCAR Nationwide and Camping World Truck Series as the second and third highest rated motorsports series on television, all demonstrate the ongoing strong appeal and demand for NASCAR racing. We are excited about the changes NASCAR continues to make to our sport for enhancing on-track racing competition and generating additional excitement for our fans, including reintroducing “double-file restarts”, changing to spoilers on certain racing car models, and introducing a new redesigned race car for the Nationwide Series. Lastly, the introduction of female race drivers, such as Danica Patrick into the Nationwide Series, is generating substantial media interest and focus, and represents one of the many sizeable and largely untapped demographics in NASCAR racing. We believe these, as well as other ongoing industry developments, are favorable, long-term industry changes that provide us with many new marketing and future growth opportunities.”

“Although more likely later in 2010, as economic conditions begin to improve, we believe SMI’s first-class venues, combined with our revenue and cost containment initiatives and NASCAR’s positive changes to the sport, provide SMI with many excellent opportunities for resuming long-term growth and increasing shareholder value”, stated O. Bruton Smith, Chairman and Chief Executive Officer of Speedway Motorsports. “In 2010, Charlotte Motor

Speedway continues our proud history of innovative marketing by hosting a one-of-a-kind, grassroots US Legend Cars International Circuit event called the “Legends Million” on July 15-17th, 2010. This exciting event features a $1.0 million total purse and participation by many NASCAR and other racing drivers. Also, our unique, four lane zMAX Dragway at Charlotte Motor Speedway is hosting a second annual National Hot Rod Association Spring Nationals on March 25-28 th, 2010. We remain excited about modernizing and expanding our new Kentucky Speedway, and continue working towards realigning a Sprint Cup Series event at the earliest opportunity. We believe Kentucky Speedway’s premium market represents a tremendous long-term growth opportunity and complements our successful history of investing in first class facilities in premium markets.”

Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company, through its subsidiaries, owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Infineon Raceway, Kentucky Speedway, Las Vegas Motor Speedway, New Hampshire Motor Speedway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiaries; manufactures and distributes smaller-scale, modified racing cars and parts through its US Legend Cars International subsidiary; and produces and broadcasts syndicated motorsports programming to radio stations nationwide through its Performance Racing Network subsidiary. The Company also equally owns Motorsports Authentics, a joint venture formed with International Speedway Corporation to produce, market and sell licensed motorsports merchandise. For more information, visit the Company’s website at www.speedwaymotorsports.com.

This news release contains forward-looking statements, particularly statements with regard to our future operations and financial results. There are many factors that affect future events and trends of our business including, but not limited to, economic factors, geopolitical conditions, weather, the success of NASCAR and others as sanctioning bodies, the success of our Motorsports Authentics merchandising joint venture, capital projects and expansion, financing needs, and a host of other factors both within and outside of management control. These factors and other factors, including those contained in our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, involve certain risks and uncertainties that could cause actual results or events to differ materially from management’s views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.

Note: Speedway Motorsports will host a conference call and webcast today at 10:00 AM (ET) open to the public. To participate in the conference call, you may dial 888-735-0476 (toll-free) or 706-758-1524 (toll). The reference number is 58469606. A webcast of the call can be accessed at the Company’s website at www.speedwaymotorsports.com under “Event Calendar”. To listen to a playback of the call, you may dial 800-642-1687 or 706-645-9291 beginning at 12:00 PM (ET) March 10th through 11:59 PM (ET) March 24th. The reference number is 58469606. Participating in the call will be Marcus G. Smith, Chief Operating Officer and President, and William R. Brooks, Vice Chairman and Chief Financial Officer.

Speedway Motorsports, Inc. and Subsidiaries

Selected Financial Data - Unaudited

For The Three and Twelve Months Ended December 31, 2009 and 2008

(In thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
INCOME STATEMENT DATA (a)(b)	12/31/2009	12/31/2008	12/31/2009	12/31/2008
Revenues:
Admissions	$23,378	$36,084	$163,087	$188,036
Event related revenue	35,412	49,513	178,805	211,630
NASCAR broadcasting revenue	24,021	36,721	173,803	168,159
Other operating revenue	7,713	8,330	34,827	43,168

Total Revenues	90,524	130,648	550,522	610,993

Expenses and Other:
Direct expense of events	12,928	19,324	100,922	113,477
NASCAR purse and sanction fees	19,325	27,402	123,078	118,766
Other direct operating expense	5,256	6,123	26,208	34,965
General and administrative	18,757	18,941	84,250	84,029
Depreciation and amortization	12,641	12,061	52,654	48,146
Interest expense, net	13,808	9,494	45,081	35,914
Equity investee losses (earnings)	14,621	3,196	76,657	(1,572)
Impairment of intangible assets	7,273	—	7,273	—
Other expense (income), net	140	(11)	337	(1,077)

Total Expenses and Other	104,749	96,530	516,460	432,648

Income (Loss) from Continuing Operations Before Income Taxes	(14,225)	34,118	34,062	178,345
Income Tax Provision	(329)	(16,039)	(40,220)	(72,442)

Income (Loss) from Continuing Operations	(14,554)	18,079	(6,158)	105,903
Loss from Discontinued Operation, Net of Taxes	(628)	(22,964)	(4,145)	(25,863)

Net Income (Loss)	$(15,182)	$(4,885)	$(10,303)	$80,040

Basic Earnings (Loss) Per Share:
Continuing Operations	$(0.34)	$0.42	$(0.14)	$2.44
Discontinued Operation	(0.02)	(0.53)	(0.10)	(0.60)

Net Income (Loss)	$(0.36)	$(0.11)	$(0.24)	$1.84

Weighted average shares outstanding	42,354	43,212	42,657	43,410

Diluted Earnings (Loss) Per Share:
Continuing Operations	$(0.34)	$0.42	$(0.14)	$2.44
Discontinued Operation	(0.02)	(0.53)	(0.10)	(0.60)

Net Income (Loss)	$(0.36)	$(0.11)	$(0.24)	$1.84

Weighted average shares outstanding	42,354	43,212	42,657	43,423

Major NASCAR-sanctioned Events Held During Period	4	5	23	22

Certain Race Schedule Changes:

•

Atlanta Motor Speedway held one NASCAR Sprint Cup Series race in the third quarter 2009 that was held in the fourth quarter 2008, and one NASCAR Camping World Truck race in the fourth quarter 2008 that was not held in 2009

•	Kentucky Speedway, purchased in December 2008, held one NASCAR Nationwide Series race, one NASCAR Camping World Truck and one Indy Racing League Series race in 2009 (prior to the fourth quarter)

•

One NASCAR Sprint Cup Series race at Charlotte Motor Speedway was postponed and shortened, and pole position qualifying for a NASCAR Sprint Cup race at New Hampshire Motor Speedway was cancelled, due to poor weather in the second quarter 2009

BALANCE SHEET DATA (a)(b)	12/31/2009	12/31/2008
Cash, cash equivalents and short-term investments	$98,626	$58,065
Total current assets	170,139	143,038
Property and equipment, net	1,179,055	1,195,540
Equity investments in associated entities	—	77,066
Goodwill and other intangible assets, net	575,996	583,328
Net assets (liabilities) of discontinued operation	(913)	1,719
Total assets	1,969,021	2,034,409

Deferred race event income, net	78,566	105,392
Total current liabilities	116,950	151,649
Revolving credit facility borrowings	70,000	350,000
Total long-term debt	672,362	686,480
Total liabilities	1,120,808	1,149,047
Total stockholders’ equity	848,213	885,362

(a)	Reflects business acquisition of Kentucky Speedway on December 31, 2008, including its results of operations and financial condition after acquisition.
(b)	Oil and gas operations were discontinued in the fourth quarter 2008, and the net assets and operating results for all periods presented are reclassified as discontinued operations.